UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OCULUS INNOVATIVE SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	68-0423298 (I.R.S. Employer Identification No.)

1129 N. McDowell Blvd.
Petaluma, CA 94954
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to	Name of each exchange on which each
be so Registered	class is to be registered
Common Stock, $0.0001 par value per share	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-135584
Securities to be registered pursuant to Section 12(g) of the Act:
None

Title of Class

Item 1. Description of Registrant’s Securities to be Registered.
The description of the Common Stock, $0.0001 par value per share (the “Common Stock”), of Oculus Innovative Sciences, Inc., (the “Registrant”) contained under the caption “Description of Capital Stock” in the prospectus (subject to completion) that forms a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-135584) filed on July 3, 2006, as amended (the “Form S-1”), together with the description contained under such caption included in the form of final prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.
Item 2. Exhibits.
The following exhibits are filed as part of this Form S-1:

Exhibit
Number	Description

1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Form S-1).

2	Form of Restated Certificate of Incorporation of the Registrant, to be filed upon the completion of the offering to which the Form S-1 relates (incorporated herein by reference to Exhibit 3.5 of the Form S-1).

3	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.6 of the Form S-1).

4	Form of Bylaws of the Registrant, to be effective upon the completion of the offering to which the Form S-1 relates (incorporated herein by reference to Exhibit 3.8 of the Form S-1).

5	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Form S-1).

6	Amended and Restated Investors Rights Agreement, effective as of September 14, 2006 (incorporated herein by reference to Exhibit 4.6 of the Form S-1).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: December 15, 2006

Oculus Innovative Sciences, Inc.
By	/s/ Hojabr Alimi
Hojabr Alimi
Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit
Number	Description

1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Form S-1).

2	Form of Restated Certificate of Incorporation of the Registrant, to be filed upon the completion of the offering to which the Form S-1 relates (incorporated herein by reference to Exhibit 3.5 of the Form S-1).

3	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.6 of the Form S-1).

4	Form of Bylaws of the Registrant, to be effective upon the completion of the offering to which the Form S-1 relates (incorporated herein by reference to Exhibit 3.8 of the Form S-1).

5	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Form S-1).

6	Amended and Restated Investors Rights Agreement, effective as of September 14, 2006 (incorporated herein by reference to Exhibit 4.6 of the Form S-1).